Exhibit 99.3
BOS582840.1
                                                              Exhibit 99.3


                              EQUIS FINANCIAL GROUP
                                 200 NYALA FARMS
                               WESTPORT, CT 06880
                             _______________________



For  further  information,  contact:
James  A.  Coyne
at  (203)  341-0515



                                  NEWS RELEASE

Westport,  CT
December  31,  2002

     On December 26, 2002, AFG Investment Trust B (the "Trust") completed its proxy voting in accordance with the proxy solicitation statement dated as of November 25, 2002. The proxy solicitation sought approval for the following:

Proposal 1: Approval of the liquidation and dissolution of the Trust under the terms and conditions of the Plan of Liquidation and Dissolution (the "Plan").

Proposal 2: Approval of the amendment Section 7.3 of the Trust Agreement to allow for the sale of assets by the Trust to its affiliates.

Proposal  3:  Approval  of  the sale of the Trust's membership interest in MILPI
Holdings,  LLL,  which  is  owned  jointly  with  affiliates  of  the  Trust.

Proposal 4: Approval of the Amendment to Section 8.1(b) of the Trust Agreement, to permit the Managing Trustee to make special distributions in-kind to affiliates of the Trust, and to concurrently amend Section 7.7 of the Trust Agreement.

     The Altman Group, Inc. certified the tabulation of the proxy voting for Class A Interests on December 27, 2002 as follows:

                         Proposal 1          Proposal 2
                         ----------          ----------
        For     Against     Abstain          For     Against     Abstain
        ---                 -------          ---     -------
       235,557     12,800     1,000          231,157     15,200     3,000
       -------     ------     -----          -------     ------     -----

                         Proposal 3          Proposal 4
        For     Against     Abstain          For     Against     Abstain
        ---                 -------          ---     -------
       231,157     13,200     5,000          226,157     19,200     4,000
       -------     ------     -----          -------     ------     -----

     The Managing Trustee and affiliate voted all of the 997,374 Class B Interests held in accordance with the vote of the majority of the Class A Interests as outlined in the proxy solicitation statement. As a result, the combined tabulation of the proxy voting for Class A Interests and Class B Interest is as follows:

                         Proposal 1          Proposal 2
                         ----------          ----------
        For     Against     Abstain          For     Against     Abstain
        ---                 -------          ---     -------
     1,232,931     12,800     1,000          1,228,531     15,200     3,000
     ---------     ------     -----          ---------     ------     -----

                         Proposal 3          Proposal 4
        For     Against     Abstain          For     Against     Abstain
        ---                 -------          ---     -------
     1,228,531     13,200     5,000          1,223,531     19,200     4,000
     ---------     ------     -----          ---------     ------     -----

     In furtherance of the Plan, the Trust entered into a Liquidating Trust Agreement (the "Liquidating Trust Agreement") with Wilmington Trust Company, as trustee of the AFG Investment Trust B Liquidating Trust (the "Liquidating Trust"). As of December 31, 2002, each unitholder of the Trust received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder's Trust units.

     In accordance with the Plan and the Liquidating Trust Agreement, the Trust has transferred all of its remaining cash and non-cash assets and all of its remaining liabilities to the Liquidating Trust, including a cash reserve for contingent liabilities of the Trust and the Liquidating Trust. On December 31, 2002, the Trust filed a Certificate of Cancellation with the Secretary of State of the State of Delaware.